PACIFIC LIFE & ANNUITY COMPANY

Pacific Life & Annuity Company
P.O. Box 2829 • Omaha, NE 68103-2829
www.PacificLifeandAnnuity.com
Contract Owners: (800) 748-6907

PACIFIC VALUE EDGE
Variable Annuity Application

Registered Representatives call (800) 748-6907 for assistance.

NEW YORK

1. ANNUITANT
Must be an individual. Check product guidelines for maximum issue age.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
John R. Doe	01/01/1972	☑ M ☐ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	New York, NY 12345	999-77-8888

Residential Address (if different than mailing address)	City, State, ZIP

Solicited at: State ____ ____

Complete this box for custodial-owned qualified contracts only. Will not be valid for any other contract types. Information put here will be used for contract and registered representative appointment purposes.

ADDITIONAL ANNUITANT
Not applicable for qualified contracts. **Check One:** ☑ Joint ☐ Contingent

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
Jane A. Doe	01/01/1972	☐ M ☑ F

Mailing Address	City, State, ZIP	SSN
555 Main Street	New York, NY 12345	999-66-5555

Residential Address (if different than mailing address)	City, State, ZIP

2. OWNER
If annuitant and owner are the same, it is not necessary to complete this section. Check product guidelines for maximum issue age. [Additional forms: For contracts with an owner that is a 401(a), 401(k) or Keogh/HR10 plan, also complete the Qualified Plan Disclosure form. For Individual(k) contracts with BISYS as the recordkeeper, also complete the Individual(k) Qualified Plan Disclosure form. For individual-owned or trust-owned Inherited IRA contracts, also complete the appropriate Inherited IRA Certification form. For non-qualified contracts, if the owner is a non-natural person or corporation, also complete the Non-Natural or Corporate-Owned Disclosure Statement or if the owner is a trust (other than a Charitable Remainder Trust), also complete the Trustee Certification and Disclosure form.]

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN/TIN

Residential Address (if different than mailing address)	City, State, ZIP

ADDITIONAL OWNER
Not applicable for qualified contracts. **Check One:** ☐ Joint ☐ Contingent

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Sex
		☐ M ☐ F

Mailing Address	City, State, ZIP	SSN

Residential Address (if different than mailing address)	City, State, ZIP

3. DEATH BENEFIT COVERAGE

[☐ **Stepped-Up Death Benefit** *Annuitant(s) must not be over age 75 at issue.*]

If the [stepped-up death benefit] rider cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without the rider.

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4. ELECTRONIC DELIVERY AUTHORIZATION

ELECTRONIC DELIVERY AUTHORIZATION By providing my e-mail address below, I authorize Pacific Life & Annuity to provide my statements, prospectuses and other information (documents) electronically instead of sending paper copies of these documents by U.S. mail. I will continue to receive paper copies of annual statements via U.S. mail. I understand that I must have internet access (my internet provider may charge for internet access) and I must provide my e-mail address below to use this service.

FOR EVEN FASTER DELIVERY

E-mail address: JDoe@aol.com

5. BENEFICIARIES

If a beneficiary classification is not indicated, the class for that beneficiary will be primary. Multiple beneficiaries will share the death benefit equally, unless otherwise specified. For non-individually owned custodially held IRAs, and qualified plans, if no beneficiary is listed, the beneficiary will default to the owner listed on the application. Unless otherwise indicated, proceeds will be divided equally. Use Special Requests section to provide additional beneficiary information.

Name *(First, Middle, Last)*	Birth Date *(mo/day/yr)*	Class	Relationship	SSN/TIN	Percentage
Mary S. Doe	01/01/1992	☑ Primary ☐ Contingent	Daughter	333-22-7777	100 %
		☐ Primary ☐ Contingent			%

6. CONTRACT TYPE *Select ONE.*

☑ Non-Qualified ☐ SIMPLE IRA[1] ☐ Roth IRA ☐ 401(a)[2] ☐ Individual(k)[4]

☐ IRA ☐ SEP-IRA ☐ TSA/403(b)[3] ☐ 401(k)[2] ☐ Keogh/HR10[2]

[1] Complete SIMPLE IRA Employer Information. [2] Complete Qualified Plan Disclosure. [3] Complete TSA Certification. [4] Complete Individual(k)[4] Qualified Plan Disclosure.

7. INITIAL PURCHASE PAYMENT *Make check payable to Pacific Life & Annuity Company.*

7A. NON-QUALIFIED CONTRACT PAYMENT TYPE

Indicate the type of initial payment.

☐ 1035 exchange/estimated transfer ....$ ____________

☑ Amount enclosed ....$ 10,000

7B. QUALIFIED CONTRACT PAYMENT TYPE

Indicate the type of initial payment. If no year is indicated, contribution defaults to current tax year.

☐ Transfer ....$ ____________

☐ Rollover ....$ ____________

☐ Contribution .....$ ____________ for tax year ________

8. REPLACEMENT

8A. EXISTING INSURANCE

CHECK ONE ☐ Yes ☑ No

Do you have any existing life insurance or annuity contracts with this or any other company? *(Default is "Yes" if neither box is checked)*

8B. REPLACEMENT

CHECK ONE ☐ Yes ☑ No

Will the purchase of this annuity result in the replacement, termination or change in value of any existing life insurance or annuity in this or any other company? If "yes", provide the information below for each policy or contract being replaced and attach any required state replacement and/or 1035 exchange/transfer forms.

Insurance Company Name	Contract Number	Contract Type Being Replaced
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity
		☐ Life Insurance ☐ Fixed Annuity ☐ Variable Annuity

9. SPECIAL REQUESTS *If additional space is needed, attach letter signed and dated by the owner(s).*

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10. OPTIONAL RIDERS

To qualify for Foundation10, Flexible Lifetime Income, GIA Plus or GPA3 rider benefits, the entire contract value must stay invested in an approved asset allocation program established and maintained by Pacific Life & Annuity for the applicable rider.

10A. **Guaranteed Withdrawal Benefit** *(Select one)*

- ☐ **Foundation10** *Annuitant(s) must not be over age 85 at issue.*
- ☐ **Flexible Lifetime Income** *(Select one) If neither box below is checked, the single life optional rider will be issued.*
  - ☐ **Single Life** *Annuitant(s) must not be over age 85 at issue.*
  - ☐ **Joint Life** *(Complete the beneficiary information in Section 5.) Available only if the Contract Type selected in Section 6 is Non-Qualified (not available if the Owner is a trust or other entity), IRA (including custodial IRAs), Roth IRA, SIMPLE IRA, SEP-IRA or TSA/403(b). Additionally, Joint Owners or Owner and Beneficiary must be at least age 59½ and not older than age 85 at issue. Joint Owners must be husband and wife. If the contract is owned by a sole Owner, the Owner's spouse must be designated as the sole primary beneficiary. If this is a custodially owned IRA, it is the responsibility of the custodian to verify that the beneficiary designation at the custodian is the spouse of the Annuitant and is at least age 59½ and not older than age 85 at issue.*

10B. ☐ **GIA Plus** *Annuitant(s) must not be over age 80 at issue.*

10C. ☐ **GPA3** *Annuitant(s) must not be over age 80 at issue, which must be at least 10 years prior to the annuity date.*

If the contract to be issued is a qualified contract (IRA, Roth IRA, SEP-IRA, TSA/403(b), 401(a), 401(k) or Keogh/HR-10), benefits provided under the optional GPA3 or GIA Plus rider may have limited usefulness in connection with contracts funding tax-qualified programs because partial withdrawals made to satisfy the minimum distribution rules might result in a dollar-for-dollar or proportional reduction in the benefit base or an inability to exercise the benefit altogether. If you plan to exercise any of the GPA3 or GIA Plus rider benefits before or after your required minimum distribution beginning date under the contract, you should consider whether the benefits provided under any such rider is appropriate for you circumstances. You should consult your tax adviser prior to adding any optional rider to your contract.

If any rider selected within this section cannot be added to the contract due to age and/or other rider restrictions, the contract will be issued without that rider.

11. ANNUITY DATE (ANNUITY START DATE)

Contract will annuitize on this date. Annuity date cannot be prior to the first contract anniversary. If no date is chosen, annuity date is the maximum deferral age listed in your contract.

Annuity Date *(mo/day/yr)* 01/01/2067

DO NOT COMPLETE THE FOLLOWING SECTION 12 IF YOU HAVE SELECTED ANY OF THE OPTIONAL RIDERS IN SECTION 10.

12. ALLOCATION OPTIONS

Use whole percentages only. Allocations must total 100%. Complete Transfers and Allocations form for dollar cost averaging and rebalancing.

Manager:	Investment Options
Alger	____ % Small-Cap Growth
AllianceBernstein	____ % International Value
Analytic Investors JPMorgan	____ % Long/Short Large-Cap
Batterymarch	____ % International Small-Cap
BlackRock	____ % Equity Index
	____ % Small-Cap Index
Capital Guardian	____ % Diversified Research
	____ % Equity
Capital Research	____ % American Funds® Growth-Income
	____ % American Funds® Growth
ClearBridge	____ % Large-Cap Value
Columbia	____ % Technology
Goldman Sachs	____ % Short Duration Bond
Highland Capital	____ % Floating Rate Loan
JPMorgan	____ % Diversified Bond
Janus	____ % Growth LT
	____ % Focused 30
Jennison	____ % Health Sciences
Lazard	____ % Mid-Cap Equity
Loomis Sayles	____ % Large-Cap Growth
MFS	____ % International Large-Cap
NFJ	____ % Small-Cap Value
Oppenheimer	____ % Multi-Strategy
	____ % Main Street® Core
	____ % Emerging Markets
PAM	____ % Money Market
	____ % High Yield Bond
PIMCO	____ % Managed Bond
	____ % Inflation Managed
Van Kampen	____ % Comstock
	____ % Mid-Cap Growth
	____ % Real Estate
Vaughan Nelson	____ % Small-Cap Equity

Asset Allocation Strategies†:

AllianceBernstein	____ % VPS Balanced Wealth Strategy
BlackRock	____ % Global Allocation V.I. Fund
Franklin Templeton	____ % Franklin Templeton VIP Founding Funds

† 100% allocation to one or a combination of these three strategies is approved for selection of an optional rider in Section 10.

DCA ____ *% DCA Plus Fixed Option with a Guarantee Term of ____ months*

Indicate percentage of premium payment to be allocated to the DCA Plus Fixed Option and complete the DCA section of the Transfers and Allocations form.

MUST TOTAL 100% ____

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COMPLETE THE FOLLOWING SECTIONS 13, 14 AND 15 IF YOU HAVE SELECTED ANY OF THE OPTIONAL RIDERS IN SECTION 10.

13. ASSET ALLOCATION MODELS *To enroll in the asset allocation program, choose the asset allocation model that is consistent with your particular level of risk.* ***Only one model may be selected.*** *The current asset allocation models are shown below. Additional information concerning the asset allocation models is described below each respective model. You should review this information carefully before selecting a model.*

Asset Allocation Models *(Investment Options)*

☐ Model A		☐ Model B		☐ Model C		☐ Model D		☐ Model E	
International Value	3%	International Value	5%	Small-Cap Growth	2%	Small-Cap Growth	2%	Small-Cap Growth	3%
Long/Short Large-Cap	1%	Long/Short Large-Cap	2%	International Value	6%	International Value	9%	International Value	10%
Equity Index	2%	International Small-Cap	1%	Long/Short Large-Cap	2%	Long/Short Large-Cap	3%	Long/Short Large-Cap	4%
Diversified Research	1%	Equity Index	3%	International Small-Cap	2%	International Small-Cap	3%	International Small-Cap	3%
Large-Cap Value	4%	Diversified Research	2%	Equity Index	3%	Equity Index	4%	Equity Index	4%
Short Duration Bond	12%	American Funds® Growth	4%	Diversified Research	2%	Diversified Research	2%	Small-Cap Index	2%
Floating Rate Loan	8%	Large-Cap Value	5%	American Funds® Growth-Income	3%	American Funds® Growth-Income	5%	Diversified Research	2%
Diversified Bond	15%	Short Duration Bond	9%	American Funds® Growth	4%	American Funds® Growth	4%	American Funds® Growth-Income	5%
Mid-Cap Equity	3%	Floating Rate Loan	5%	Large-Cap Value	6%	Large-Cap Value	6%	American Funds® Growth	5%
International Large-Cap	3%	Diversified Bond	10%	Short Duration Bond	4%	Short Duration Bond	2%	Large-Cap Value	7%
Main Street® Core	3%	Growth LT	2%	Floating Rate Loan	3%	Diversified Bond	2%	Focused 30	2%
High Yield Bond	4%	Mid-Cap Equity	6%	Diversified Bond	6%	Focused 30	1%	Growth LT	4%
Managed Bond	21%	International Large-Cap	4%	Focused 30	1%	Growth LT	3%	Mid-Cap Equity	11%
Inflation Managed	18%	Small-Cap Value	1%	Growth LT	3%	Mid-Cap Equity	10%	Large-Cap Growth	2%
Comstock	2%	Main Street® Core	4%	Mid-Cap Equity	8%	Large-Cap Growth	2%	International Large-Cap	9%
		High Yield Bond	3%	Large-Cap Growth	2%	International Large-Cap	8%	Small-Cap Value	1%
		Managed Bond	16%	International Large-Cap	4%	Small-Cap Value	1%	Main Street® Core	5%
		Inflation Managed	14%	Small-Cap Value	1%	Main Street® Core	4%	Emerging Markets	5%
		Comstock	3%	Main Street® Core	4%	Emerging Markets	4%	Comstock	6%
		Mid-Cap Growth	1%	Emerging Markets	3%	Managed Bond	4%	Mid-Cap Growth	2%
				High Yield Bond	2%	Inflation Managed	8%	Real Estate	4%
				Managed Bond	11%	Comstock	6%	Small-Cap Equity	4%
				Inflation Managed	11%	Mid-Cap Growth	2%		
				Comstock	4%	Real Estate	2%		
				Mid-Cap Growth	2%	Small-Cap Equity	3%		
				Small-Cap Equity	1%				

Asset Class Exposure

Model A		Model B		Model C		Model D		Model E	
Cash	7%	Cash	5%	Cash	2%	Cash	0%	Cash	0%
Bonds	73%	Bonds	55%	Bonds	38%	Bonds	20%	Bonds	4%
Domestic Stocks	15%	Domestic Stocks	29%	Domestic Stocks	43%	Domestic Stocks	55%	Domestic Stocks	66%
International Stocks	5%	International Stocks	11%	International Stocks	17%	International Stocks	25%	International Stocks	30%

Less Volatile ←→ **More Volatile**

Investor Profile

Model A	Model B	Model C	Model D	Model E
You are looking for a relatively stable investment and require investments that generate some level of income.	*Your focus is on keeping pace with inflation. Income generating investment and capital appreciation are desired.*	*You want the opportunity for long-term moderate growth.*	*You want an investment that is geared for growth and are willing to accept above average risk.*	*You are an aggressive investor and can tolerate short-term market swings.*

Shorter Investment Horizon ←→ **Longer Investment Horizon**

Investor Objective

Model A	Model B	Model C	Model D	Model E
Primarily preservation of capital.	*Moderate growth.*	*Steady growth in asset values.*	*Moderately high growth in asset values.*	*High growth in asset values.*

Risk Characteristics

Model A	Model B	Model C	Model D	Model E
There may be some losses in the values of the investments as asset values fluctuate.	*There may be some losses in the values of the investments from year to year.*	*There will probably be some losses in the values of the investments from year to year. Fluctuations in value should be less than those of the overall stock markets.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*	*There will probably be some losses in the values of the investments from year to year. Some of these might be large, but the overall fluctuations in asset values should be less than those of the U.S. stock market.*

Lower Risk ←→ **Higher Risk**

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14. ASSET ALLOCATION OPTIONS *Indicate the percentage of the Initial Purchase Payment to be allocated to the asset allocation model selected in Section 13 and/or to the DCA Plus Fixed Option.* ***Use whole percentages only. Allocations must total 100%. Default is 100% to model selected if no allocation percentages are shown.***

Model Selected .... ________ %

DCA Plus Fixed Option .. ________ % Guarantee Term .... ________ months *(indicate 6 or 12 months)*

15. REBALANCING *Does not apply to amounts allocated to the DCA Plus Fixed Option. The asset allocation model you select can be rebalanced quarterly, semiannually or annually to maintain the asset allocations in the model selected.* ***Choose one rebalancing frequency. Default is quarterly if no selection is made. Start date is one frequency period after the effective date of the contract.***

☐ Quarterly ☐ Semiannually ☐ Annually

16. STATEMENT OF OWNER(S) I understand that federal law requires all financial institutions to obtain the name, residential address, date of birth and Social Security or taxpayer identification number, and any other information necessary to sufficiently verify the identity of each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions or annuity contract termination. I, the owner(s), understand that I have applied for an individual flexible premium deferred variable annuity contract ("contract') issued by Pacific Life & Annuity Company ("company"). I received prospectuses for this variable annuity contract. I hereby represent my answers to the above questions to be correct and true to the best of my knowledge and belief, and agree that this application will be part of the annuity contract issued by Pacific Life & Annuity. After reviewing my financial background with my registered representative, I believe this contract, including the benefits of its insurance features, will meet my financial objective based in part upon my age, income, net worth, tax and family status, and any existing investments, annuities, or other insurance products I own. If applicable, I considered the appropriateness of full or partial replacement of any existing life insurance or annuity. I also considered my liquidity needs, risk tolerance and investment time horizon when selecting variable investment options. I understand the terms and conditions related to any optional rider for and believe that the rider(s) meet(s) my insurable needs and financial objectives. **I UNDERSTAND THAT BENEFITS AND VALUES PROVIDED UNDER THE CONTRACT MAY NOT BE ON A VARIABLE BASIS, AMOUNTS DIRECTED INTO ONE OR MORE VARIABLE INVESTMENT OPTIONS WILL REFLECT THE INVESTMENT EXPERIENCE OF THOSE INVESTMENT OPTIONS. THESE AMOUNTS MAY INCREASE OR DECREASE, AND ARE NOT GUARANTEED AS TO DOLLAR AMOUNT.** I have discussed all fees and charges for this contract with my registered representative, including withdrawal charges. I understand that if I cancel a contract issued as a result of this application without penalty during Right to Cancel initial review period, it is possible the amount refunded may be less than the initial amount I invested due to the investment experience of my selected investment options.

If there are joint owners, the issued contract will be owned by the joint owners as Joint Tenants With Right of Survivorship and not as Tenants in Common.

Any portion of this contract allocated to one or more of the variable investment options is not covered by an insurance guaranty fund or other solvency protection arrangement because that portion of this contract is held in a separate account under which the risk is borne by the contract owner.

I certify, under penalties of perjury, that I am a U.S. person (including a U.S. resident alien) and that the taxpayer identification number is correct.

Owner's Signature	Date *(mo/day/yr)*	Signed at: City	State
SIGN HERE [signature] John R. Doe	DATE 01/01/2007	CITY New York	STATE N Y
Joint Owner's Signature *(if applicable)*	Date *(mo/day/yr)*		
SIGN HERE [signature] Jane A. Doe	DATE 01/01/2007		

17. REGISTERED REPRESENTATIVE'S STATEMENT

17A. CHECK ONE ☐ Yes ☑ No Do you have any reason to believe that the applicant has any existing life insurance policies or annuity contracts? (Default is "Yes" if neither box is checked.)

17B. CHECK ONE ☐ Yes ☑ No Do you have reason to believe that any existing life insurance policy or annuity contract has been (or will be) surrendered, withdrawn from, loaned against, changed or otherwise reduced in value, or replaced in connection with this transaction assuming the contract applied for will be issued?

If "Yes", I affirm that I have instructed the applicant to answer "yes" to the replacement question in Section 8B of this application. I hereby certify that I have used only Pacific Life & Annuity's approved sales material in connection with this sale and that copies of all sales materials used were left with the applicant. Any insurer-approved electronically presented sales materials will be provided in printed form to the applicant no later than at the time of the policy or contract delivery. I further certify that I have discussed the appropriateness of replacement, and followed Pacific Life & Annuity's written replacement guidelines.

I have explained to the owner(s) how the annuity will meet their insurable needs and financial objectives.

I certify that I have reviewed this application, and have determined that its proposed purchase is suitable as required under law, based in part upon information provided by the owner, as applicable, including age, income, net worth, tax and family status, and any existing investments and insurance program.

I further certify that I have also considered the owner's liquidity needs, risk tolerance, and investment time horizon, that I followed my broker/dealer's suitability guidelines in both the recommendation of this annuity and the choice of investment options, and that this application is subject to review for suitability by my broker/dealer.

Soliciting Registered Representative's Signature	Print Registered Representative's Full Name	
SIGN HERE [signature] Cindy Brown	Cindy Brown	
Registered Representative's Telephone Number	Registered Representative's E-Mail Address	Option
213-495-0111		☐ A ☑ B ☐ C
Broker/Dealer's Name	Brokerage Account Number *(optional)*	
Brown & Associates		

Send completed application as follows:

APPLICATIONS *WITH* PAYMENT:
Regular Mail Delivery: P.O. Box 2736, Omaha, NE 68103-2736
Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

APPLICATIONS *WITHOUT* PAYMENT:
Regular Mail Delivery: P.O. Box 2829, Omaha, NE 68103-2829
Express Mail Delivery: 1299 Farnam Street, 10th Floor, AMF, Omaha, NE 68102

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